UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)               October 21, 2003

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

144-51 NORTHERN BOULEVARD FLUSHING, NEW YORK 11354
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

         Flushing Financial Corporation (Nasdaq: FFIC), the parent holding company for Flushing Savings Bank, FSB, on October 21, 2003 announced its results for the three- and nine-month periods ended September 30, 2003. Attached as Exhibit 99.1 is the Company's press release dated October 21, 2003.

         The press release states the prior year comparable periods included an after-tax impairment writedown of $2.6 million relating to the Bank's investment in a WorldCom, Inc. senior note. Comparisons of the current year nine-month period to the prior year period were made excluding this writedown in the prior year period. Management believes that this impairment writedown was a one-time event that is not likely to be repeated, and is therefore not indicative of the ongoing operating results of the Company. Excluding this writedown, in our opinion, presents a better comparison of the Company's ongoing operating results. A reconciliation of amounts and financial ratios of the Company as reported in its financial statements to the adjusted amounts and financial ratios, which exclude this impairment writedown, is shown below.

Nine Months Ended
September 30, 2002
Net income as reported	$11,344
Impairment writedown	4,429
Income tax benefit	(1,849)
Adjusted net income	$13,924
Basic earnings per share	$0.97
Impairment writedown	0.22
Adjusted basic earnings per share	$1.19
Diluted earnings per share	$0.92
Impairment writedown	0.22
Adjusted diluted earnings per share	$1.14
Non-interest income	$(34)
Impairment writedown	4,429
Adjusted non-interest income	$4,395
Return on average assets	0.98%
Impairment writedown	0.22%
Adjusted return on average assets	1.20%
Return on average equity	11.64%
Impairment writedown	2.67%
Adjusted return on average equity	14.31%

Item 7(c). Exhibits

99.1.     Press release of Flushing Financial Corporation, dated October 21, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2003

FLUSHING FINANCIAL CORPORATION

By:	/s/ Michael J. Hegarty

Name:	Michael J. Hegarty
Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit		Page
99.1	Press release of Flushing Financial Corporation,
	dated October 21, 2003	5